Exhibit 10.14

Hims, Inc.
340 Bryant Street 3rd Floor
San Francisco, CA 94107

April 28, 2020

VIA EMAIL DELIVERY

Melissa Waters

Re:	Offer of Separation Compensation

Dear Melissa:

This letter confirms the agreement (“Agreement”) between you and Hims, Inc. (the “Company”) concerning the terms of your separation and offers you the separation compensation discussed with you in exchange for a general release of claims.

1. Separation Date: May 1, 2020 is your last day of employment with the Company (the “Separation Date”).

2. Final Payment of Wages: On your Separation Date, the Company will provide you with your final paycheck in the amount of $1,345.85 less applicable taxes and deductions, for all wages due you from the Company as of the Separation Date.

3. Separation Compensation: In exchange for your agreement to the general release and waiver of claims and covenant not to sue set forth below and your other promises herein, the Company agrees to provide you with the following that are collectively referred to as “Separation Compensation”:

a.

Severance: In exchange for your agreement to the general release and waiver of claims set forth below and your other promises herein, the Company agrees to pay you, within ten (10) days following the Effective Date (as defined below) of this Agreement, a total of $175,000 less applicable state and federal payroll deductions, which equals six (6) months of your base salary. You acknowledge you are not otherwise entitled to this Separation Compensation.

b.

COBRA: Upon your timely election to continue your existing health benefits under COBRA, and consistent with the terms of COBRA and the Company’s health insurance plan, the Company will pay the insurance premiums to continue your existing health benefits for six (6) months following the Separation Date. After that time you will remain responsible for, and must continue to pay, the portion of premiums, co-payments, etc. that you would have paid had your employment continued. You will be provided with a separate notice describing your rights and obligations under COBRA.

Melissa Waters

c.

Equity: Subject to your execution of this Agreement, and subject to the approval of the Company’s Board of Directors, the Company agrees to provide for acceleration of the unvested Shares as further detailed in Section 7 below.

4. Return of Company Property: You hereby warrant to the Company that, as of your Separation Date, you have returned to the Company all property or data of the Company of any type whatsoever that has been in your possession or control.

5. Other Compensation and Benefits. You acknowledge that, except as expressly provided in this Agreement, you will not receive any additional compensation, benefits, or Separation Compensation after the Separation Date from the Company and that none is due or owing. For any Company-sponsored employee compensation or benefit plan, program, policy or arrangement not specifically referenced in this Agreement, you will be treated as a terminated employee effective on your Separation Date.

6. Confidential Information: You hereby acknowledge that you are and will continue to be bound by the attached Employee Confidential Information and Inventions Assignment Agreement (Exhibit A hereto) and this Agreement does not modify or impact such Employee Confidential Information and Inventions Assignment Agreement or your obligations under such agreement in any way. You further acknowledge that as a result of your employment with the Company you have had access to the Company’s Confidential Information (as defined in the agreement), that you will hold all Confidential Information in strictest confidence and that you will not make use of such Confidential Information on behalf of anyone. You further confirm that you have delivered to the Company all documents and data of any nature containing or pertaining to such Confidential Information and that you have not taken with you any such documents or data or any reproduction thereof.

7. Stock Options: Pursuant to your Stock Option Agreement with the Company dated April 30, 2019 and the Company’s 2017 Stock Plan (hereafter collectively referred to as the “Stock Option Agreements”), you were granted an option to purchase an aggregate of 1,800,000 shares of the Company’s Class A Common Stock (the “Option”). You exercised the Option for 1,800,000 shares of Class A Common Stock (the “Shares”) with the Note (as defined below). Pursuant to Section 5 of your offer letter by and between you and the Company dated March 26, 2019 (the “Offer Letter”), the Company agreed to accelerate the vesting of your Shares by adding six (6) months to your actual period of service (the “Acceleration”), subject to your execution of this Agreement, if during your vesting period you are terminated by the Company for any other reason other than Cause (as defined in the Offer Letter). Including the Acceleration as of the Separation Date, 675,000 total of the Shares that you purchased by exercising the Option have vested (the “Vested Shares”) and 1,125,000 Shares remain unvested (the “Unvested Shares”). In addition, the Company hereby notifies you that it is exercising its right to repurchase from you the 1,125,000 Unvested Shares in exchange for the cancellation of

Melissa Waters

$888,750 of principal of the Promissory Note by and between you and the Company dated as of August 21, 2019 (the “Note”). You and the Company agree that the principal amount of $533,250 will remain outstanding on the Note pursuant to its terms (and, for clarity, will continue to accrue interest). The Company will cancel the stock certificate that was issued in your name with respect to the shares that you purchased, and it will issue you a new stock certificate for the remaining Vested Shares. The Stock Option Agreements will remain in full force and effect, and you agree to remain bound by that Agreement. As of the Separation Date, you will have no further interest in the repurchased shares and will have no stockholder rights with respect to those shares. Any other Stock Option Agreements or Stock Purchase Agreements between you and the Company will also remain in full force and effect.

8. General Release and Waiver of Claims: In consideration for receiving the Separation Compensation described above, to the fullest extent permitted by applicable law, you waive, release and promise never to assert any claims or causes of action, whether or not now known, against the Company or its predecessors, successors or past or present subsidiaries, stockholders, directors, officers, employees, consultants, attorneys, agents, assigns and employee benefit plans (“Releasees”) with respect to any matter, including (without limitation) any matter related to your employment with the Company or the termination of that employment, including (without limitation) claims or demands related to base pay, salary, bonuses, commissions, stock, stock options, stock-based compensation or any other ownership interests in Hims, vacation/paid time off, fringe benefits, expense reimbursements, severance pay, or any other form of compensation; attorneys’ fees or costs; claims of wrongful discharge, constructive discharge, emotional distress, defamation, invasion of privacy, fraud, breach of contract or breach of the covenant of good faith and fair dealing and any claims of discrimination or harassment based on sex, age, race, national origin, disability or any other basis under Title VII of the Civil Rights Act of 1964, the California Fair Employment and Housing Act, the Age Discrimination in Employment Act of 1967 (as amended by the Older Workers Benefit Protection Act), the Americans with Disabilities Act, the Fair Labor Standards Act, the National Labor Relations Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the Workers Adjustment and Retraining Notification Act, the California Labor Code where permitted, and all other laws and regulations relating to employment.    However, this release covers only those claims that arose prior to the execution of this Agreement and only those claims that may be waived by applicable law. Execution of this Agreement does not bar any claim that arises hereafter, including (without limitation) a claim for breach of this Agreement or any claim to indemnification under Section 2802 of the California Labor Code, any right you have to file or pursue a claim for workers’ compensation or unemployment insurance, or any rights which are not waivable as a matter of law. To the fullest extent permitted by law, any dispute regarding the scope of this general release shall be determined by an arbitrator under the procedures set forth in the arbitration agreement between the parties.

Melissa Waters

You understand that this Agreement does not limit your ability to file a charge or complaint with the Equal Employment Opportunity Commission, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (each, a “Government Agency”), except that you acknowledge and agree and hereby waive your right to any monetary benefits in connection with any such claim, charge or proceeding before the Equal Employment Opportunity Commission, the Securities and Exchange Commission, or any analogous federal, state or other government agency, to the extent allowed by applicable law. You further understand that this Agreement does not limit your ability to communicate with, or otherwise participate in any investigation or proceeding that may be conducted by, a Government Agency. Notwithstanding anything to the contrary herein, this Agreement does not limit your right to receive a statutory award for information provided to the Securities and Exchange Commission.

By signing below, you expressly waive any benefits of Section 1542 of the Civil Code of the State of California, which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

9. Acknowledgment of Waiver of Claims under ADEA and OWBPA. You acknowledge that you are knowingly and voluntarily waiving and releasing any rights you may have under the Age Discrimination in Employment Act of 1967 (ADEA) and the Older Workers Benefit Protection Act (OWBPA). You agree that this waiver and release does not apply to any rights or claims that may arise under the ADEA or OWBPA after the Effective Date of this Agreement. You also acknowledge that the consideration given for the waiver and release herein is in addition to anything of value to which you were already entitled. You further acknowledge that you have been advised by this writing, as required by the ADEA, that (a) your waiver and release do not apply to any rights or claims that may arise after the execution date of this Agreement; (b) you are advised hereby to consult with an attorney before signing this Agreement; (c) you have up to twenty-one (21) days from the date you receive this Agreement to execute this Agreement (although you may choose to knowingly and voluntarily execute this Agreement earlier, as signified by an earlier date by the date and signature below); (d) you have seven (7) days following your execution of this Agreement to revoke the Agreement; and (e) this Agreement will not be effective until the date upon which the revocation period has expired, which will be the eighth day after this Agreement is executed by you (the “Effective Date”); (f) the Company has no obligation to pay any sum or perform any act referred to in this Agreement until it becomes effective and enforceable; (g) you have carefully read, and understand, all of the provisions of this Agreement; and (h) this Agreement does not affect your ability to test the knowing and voluntary nature of this Agreement. You acknowledge that any such revocation must be made by delivering a written notice of revocation to Hims, Attention Soleil Boughton, soleil@forhims.com and for such revocation to be effective, notice must be received no later than 11:59 PM (Pacific Time) on the seventh (7th) calendar day after you execute this Agreement

Melissa Waters

10. Nondisparagement: You agree that you will not disparage Releasees or their products, services, agents, representatives, directors, officers, shareholders, attorneys, employees, vendors, affiliates, successors or assigns, or any person acting by, through, under or in concert with any of them, with any written or oral statement. Nothing in this section or in this Agreement shall prohibit you from providing truthful information in response to a subpoena, court order, written request from an administrative agency or legislature, or other law or legal process.

11. Arbitration: Except for any claim for injunctive relief arising out of a breach of a party’s obligations to protect the other’s proprietary information and any matter separately covered by the Arbitration Agreement you signed at the beginning of employment, the parties agree to arbitrate, in San Francisco County, California through JAMS, any and all disputes or claims arising out of or related to the validity, enforceability, interpretation, performance or breach of this Agreement, whether sounding in tort, contract, statutory violation or otherwise, or involving the construction or application or any of the terms, provisions, or conditions of this Agreement. Any arbitration may be initiated by a written demand to the other party. The arbitrator’s decision shall be final, binding, and conclusive. The parties further agree that this Agreement is intended to be strictly construed to provide for arbitration as the sole and exclusive means for resolution of all disputes hereunder to the fullest extent permitted by law. The parties expressly waive any entitlement to have such controversies decided by a court or a jury.

12. Attorneys’ Fees: If any action is brought to enforce the terms of this Agreement, the prevailing party will be entitled to recover its reasonable attorneys’ fees, costs and expenses from the other party, in addition to any other relief to which the prevailing party may be entitled.

13. Confidentiality and No Sexual Harassment or Abuse: The contents, terms and conditions of this Agreement must be kept confidential by you and may not be disclosed except to your immediate family, accountant or attorneys or pursuant to subpoena, court order or other law or legal process. You agree that, except as otherwise allowed in this section or required by law, if you are asked for information concerning this Agreement, you will state only that you and the Company reached an amicable resolution of any disputes concerning your separation from the Company. Any breach of this confidentiality provision shall be deemed a material breach of this Agreement.    You and the Company expressly acknowledge and agree that your resignation of employment is in no way related to sexual harassment or abuse (or any allegations or claims related to sexual harassment or abuse) and that no portion of the compensation, benefits or other consideration payable under this Agreement pertains to any settlement or payment related to sexual harassment or sexual abuse or attorney’s fees related to such a settlement or payment.

14. No Admission of Liability: This Agreement is not and shall not be construed or contended by you to be an admission or evidence of any wrongdoing or liability on the part of Releasees, their representatives, heirs, executors, attorneys, agents, partners, officers, shareholders, directors, employees, subsidiaries, affiliates, divisions, successors or assigns. This Agreement shall be afforded the maximum protection allowable under California Evidence Code Section 1152 and/or any other state or federal provisions of similar effect.

Melissa Waters

15. Complete and Voluntary Agreement: This Agreement, together with Exhibit A hereto, the Arbitration Agreement you signed at the beginning of your employment with the Company, and the Stock Option Agreements, constitute the entire agreement between you and Releasees with respect to the subject matter hereof and supersedes all prior negotiations and agreements, whether written or oral, relating to such subject matter. You acknowledge that neither Releasees nor their agents or attorneys have made any promise, representation or warranty whatsoever, either express or implied, written or oral, which is not contained in this Agreement for the purpose of inducing you to execute the Agreement, and you acknowledge that you have executed this Agreement in reliance only upon such promises, representations and warranties as are contained herein, and that you are executing this Agreement voluntarily, free of any duress or coercion.

16. Severability: The provisions of this Agreement are severable, and if any part of it is found to be invalid or unenforceable, the other parts shall remain fully valid and enforceable. Specifically, should a court, arbitrator, or government agency conclude that a particular claim may not be released as a matter of law, it is the intention of the parties that the general release, the waiver of unknown claims and the covenant not to sue above shall otherwise remain effective to release any and all other claims.

17. Modification; Counterparts; Facsimile/PDF Signatures: It is expressly agreed that this Agreement may not be altered, amended, modified, or otherwise changed in any respect except by another written agreement that specifically refers to this Agreement, executed by authorized representatives of each of the parties to this Agreement. This Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument. Execution of a facsimile or PDF copy shall have the same force and effect as execution of an original, and a copy of a signature will be equally admissible in any legal proceeding as if an original.

18. Governing Law: This Agreement shall be governed by and construed in accordance with the laws of the State of California.

If you agree to abide by the terms outlined in this letter, please sign this letter below and also sign the attached copy and return it to me on or before the end of the review period noted in Paragraph 10. I wish you the best in your future endeavors.

Sincerely,

Hims, Inc.

	By:	/s/ Andrew Dudum
Andrew Dudum, CEO

READ, UNDERSTOOD AND AGREED

/s/ Melissa Waters	Date:	04 / 28 / 2020
Melissa Waters